UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      August 7, 2015

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

864-298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on March 12, 2014, the Company received a Civil Investigative Demand (“CID”) from the Consumer Financial Protection Bureau (the “CFPB”). The stated purpose of the CID is to determine whether the Company has been or is “engaging in unlawful acts or practices in connection with the marketing, offering, or extension of credit in violation of Sections 1031 and 1036 of the Consumer Financial Protection Act, 12 U.S.C. §§ 5531, 5536, the Truth in Lending Act, 15 U.S.C. §§ 1601, et seq., Regulation Z, 12 C.F.R. pt. 1026, or any other Federal consumer financial law” and “also to determine whether Bureau action to obtain legal or equitable relief would be in the public interest.” The Company responded, within the deadlines specified in the CID, to broad requests for production of documents, answers to interrogatories and written reports related to loans made by the Company and numerous other aspects of the Company’s business. Subsequent to the March 2014 CID, the Company has received and responded to additional requests and demands for information from the CFPB.

On August 7, 2015, the Company received a letter from the CFPB’s Enforcement Office notifying the Company that, in accordance with the CFPB’s discretionary Notice and Opportunity to Respond and Advise (“NORA”) process, the staff of CFPB’s Enforcement Office is considering recommending that the CFPB take legal action against the Company (the “NORA Letter”). The NORA Letter states that the staff of the CFPB’s Enforcement Office expects to allege that the Company violated the Consumer Financial Protection Act of 2010, 12 U.S.C. §5536. The NORA Letter confirms that the Company has the opportunity to make a NORA submission, which is a written statement setting forth any reasons of law or policy why the Company believes the CFPB should not take legal action against it. The Company understands that a NORA Letter is intended to ensure that potential subjects of enforcement actions have the opportunity to present their positions to the CFPB before an enforcement action is recommended or commenced. The Company intends to make a NORA submission to the CFPB’s Enforcement Office.

We are currently unable to predict the ultimate timing or outcome of the CFPB matter. The Company continues to believe that its marketing and lending practices are lawful. There can be no assurance, however, that the NORA Letter and the CFPB’s exercise of its enforcement, regulatory, discretionary, and other powers will not result in enforcement actions, proceedings or litigation and the imposition of damages, fines, penalties, restitution, other monetary liabilities, sanctions, settlements or changes to the Company’s business practices or operations, which could have a material adverse affect on the Company.

Forward-looking Statements

This Form 8-K contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” “intend” “plan,” “expect,” “believe,” “may,” “will,” and “should” or any variation of the foregoing and similar expressions are forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following: recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by the CFPB or other regulators having jurisdiction over the Company’s business or consumer financial transactions generically; the unpredictable nature of regulatory proceedings and litigation; and any determinations, findings, claims or actions made or taken by the CFPB, other regulators or other third parties in connection with or resulting from the CID that assert or establish that the Company’s lending practices or other aspects of its business violate applicable laws or regulations. Any such determinations, findings, claims or actions could result in material adverse consequences to the Company, including adverse judgments, fines, settlements, penalties, litigation or other actions. These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors” in the Company’s most recent annual report on Form 10-K/A, as amended, filed with the Securities and Exchange Commission (“SEC”) and the Company’s other reports filed with, or furnished to, the SEC from time to time. World Acceptance Corporation does not undertake any obligation to update any forward-looking statements it makes. The Company is also not responsible for updating the information contained in this Form 8-K beyond the publication date, or for changes made to this document by wire services or Internet services.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2015

World Acceptance Corporation

	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Vice President and Chief Financial Officer